Exhibit 3.3

AMENDMENT NO. 1 TO THE
NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO THE NOTE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of August        , 2016, by and among HomeUnion Holdings, Inc., a Delaware corporation (the “Company”) and the investors listed on the signature pages hereto as “Investors” (the “Investors”).

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Note Purchase Agreement, dated as of February 9, 2016 (the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement;

WHEREAS, pursuant to Section 6(b) of the Purchase Agreement, the Purchase Agreement may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), upon the written consent of the Company and the Investors holding Notes representing at least a majority of the aggregate then outstanding obligations under Notes issued to all the Investors thereunder, which must include the written consent of Artiman Ventures Select 2014, L.P. (collectively, the “Required Holders”);

WHEREAS, in accordance with the terms of the outstanding Notes, the Notes may be amended as set forth in Section 6(b) of the Purchase Agreement;

WHEREAS, the undersigned Company and Investors constitute the Required Holders; and

WHEREAS, the parties hereto desire to amend the Purchase Agreement and the outstanding Notes as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.          Section 1(b) of the Purchase Agreement is amended and restated in its entirety as follows:

“(b)          The Notes. Each Loan shall be evidenced by an unsecured convertible promissory note (each a “Note”, and collectively, the “Notes”) of the Company in substantially the form attached as Exhibit A to that certain Amendment No. 1 to the Note Purchase Agreement, dated August     , 2016, by and between the Company and the Investors. Each Note may be converted pursuant to its terms into shares of the Company’s Preferred Stock issued in the Company’s next equity financing (the “Preferred Shares”) or shares of the Company’s Common Stock (as defined below) in connection with the Company’s IPO as more fully set forth in the Notes.”

2.          The first sentence of Section 1(c)(ii) of the Purchase Agreement is amended and restated in its entirety as follows:

“Subject to the terms and conditions of this Agreement, the Company may sell additional Notes at one or more subsequent closings (each a “Subsequent Closing”), which shall take place remotely via the exchange of documents and signatures on such date as shall be mutually acceptable to the Company and the Investors participating in such Subsequent Closing; provided however, that the aggregate principal amount of the Notes issued in all Closings shall not exceed $19,000,000.00 (including Notes issued at the Initial Closing).”

3.          Amendment of Outstanding Notes. Each outstanding Note is hereby amended and restated as substantially set forth in the form attached hereto as Exhibit A-1, with such amendment and restatement effective as of the date of this Amendment.

4.          Governing Law. This Amendment shall be governed by and construed in accordance with laws of California, without regard to the conflict of law provisions thereof.

5.          Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument. Delivery of an executed signature page to this Amendment by facsimile or any other electronic transmission shall be as effective as delivery of a manually signed counterpart hereof.

6.          Titles and Subtitles. The titles of the sections and subsections of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

7.          Severability of this Amendment. If any provision of this Amendment shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.          Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

9.          No Other Change. Except to the extent hereby amended, the terms and provisions of the Purchase Agreement shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Purchase Agreement as of the date first written above.

COMPANY:

HOMEUNION HOLDINGS, INC.

By:
Name: Don Ganguly
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to the Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Purchase Agreement as of the date first written above.

INVESTORS:

ARTIMAN VENTURES SELECT 2014, L.P.

By:	Artiman Select 2014 MTGP, L.P.
its General Partner

By:
Name:	Amit Shah
Title:	Director of the General Partner

ARTIMAN VENTURES SELECT 2014 PRINCIPALS FUND, L.P.

By:
Name:	Amit Shah
Title:	Director of the General Partner of the General Partner

[Signature Page to Amendment No. 1 to the Purchase Agreement]

EXHIBIT A

FORM OF NOTE

(See Attached)

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

HOMEUNION HOLDINGS, INC.

CONVERTIBLE PROMISSORY NOTE

$_________	______ , 2016
Irvine, California

FOR VALUE RECEIVED, HomeUnion Holdings, Inc., a Delaware corporation (the “Company”) promises to pay to _________(“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of ______ Dollars ($_______), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest, on the unpaid principal balance at a rate equal to (i) 3.00% per annum from the date of this Note until earlier of (A) the Initial Maturity Date (as defined below) and (B) the IPO Closing Date (as defined below), and (ii) 8% per annum immediately following the IPO Closing Date, to the extent any portion of this Note remains outstanding, pursuant to Section 3(a) below, computed on the basis of the actual number of days elapsed and a year of 365 days.

Subject to Section 3 below, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) the first year anniversary of the date hereof (the “Initial Maturity Date”), provided that in the event the Company completes an IPO, the Initial Maturity Date of any remaining amount of this Note following the IPO shall be extended automatically to a date on the fifth anniversary of the IPO Closing Date (the “Final Maturity Date”); and (ii) when, upon or after the occurrence of an Event of Default (as defined below); and such amounts are declared due and payable by Investor or made automatically due and payable in accordance with the terms hereof.

This Note is a part of a series of convertible promissory notes issued pursuant to that certain Note Purchase Agreement, dated February 9, 2016, as amended by Amendment No. 1 to the Note Purchase Agreement dated August [ ], 2016 (the “First Amendment”), by and among the Company and the investors set forth therein (as amended from time to time, including by the First Amendment, the “Purchase Agreement”) and is subject to the provisions of the Purchase Agreement.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.          Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)          “Common Stock” shall mean the Company’s common stock, par value $0.001 per share.

(b)          “Event of Default” has the meaning given in Section 4 hereof

(c)          “IPO” shall mean an initial public offering of shares of Common Stock pursuant to the Securities Act of 1933, as amended, including any offering pursuant to Regulation A promulgated thereunder if any.

(d)          “IPO Closing Date” shall mean the final closing date, if any, on which the Company completes an IPO.

(e)           “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(f)          “IPO Prepayment Threshold” shall mean $12,000,000.00.

2.          Payment prior to IPO. Prior to the IPO Closing Date, all outstanding principal and accrued interest on this Note shall be payable on the Initial Maturity Date.

3.          Payment Following the IPO. Immediately following the IPO Closing Date, the Company shall pay the remaining outstanding principal and unpaid accrued interest under this Note, if any, as follows:

(a) Prior to the first anniversary of the IPO Closing Date (the “First Repayment Period”), any unpaid accrued interest under this Note shall be payable in arrears on the first business day of each month for each monthly payment period, and that no principal amount under this Note shall be due and payable during the First Repayment Period, and

(b) Following the First Repayment Period, any outstanding principal and unpaid accrued interest under this Note shall be payable in arrears on the first business day of each month for each monthly payment period, and the allocation of principal and interest payment shall be set forth in an amortization schedule provided by the Company such that on the Final Maturity Date, all principal and accrued interest under this Note shall have been repaid in full.

4.          Payment upon Event of Default. Notwithstanding the foregoing, upon or after the occurrence of an Event of Default (as defined below), any and all amounts of unpaid principal, together with any accrued and unpaid interest thereon, may be declared immediately due and payable by Investor or made automatically due and payable in accordance with the terms hereof. All interest due hereunder shall accrue on the unpaid principal on the basis of twelve 30-day months and the actual number of days elapsed in any partial month. All payments of principal and interest on this Note shall be made in the lawful tender of the United States and shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal.

4.          Voluntary Prepayment. (a) Prior to the IPO Closing Date, the Company may not prepay this Note in whole or in part prior to the Initial Maturity Date without Investor's consent.

(b)          Following the IPO Closing Date, the Company may prepay this Note, at its sole discretion, in whole or in part, prior to the Final Maturity Date without penalty, provided that Company shall first give notice to Investor at least 30 days prior to the date of any proposed prepayment (the “Prepayment Date”). Such notice shall include the proposed Prepayment Date and the amount the Company proposes to prepaid.

5.          Optional Prepayment. Optional Prepayment  Notwithstanding anything contrary contained herein, in the event that the Company completes an IPO in which the total gross proceeds received by the Company (before underwriting discounts, commissions and fees) (the “Gross Proceeds”) is equal to or exceeds the IPO Prepayment Threshold, then the Investor shall have the right to require the Company to use a portion of net proceeds received in the IPO to prepay the outstanding principal amount and accrued interest of the Note, provided that the Company shall not be required to use more than 30% of the Gross Proceeds from the IPO to prepay the Note under this Section 5.  In the event that the Investor wishes to exercise such right, the Investor shall notify the Company immediately prior to the IPO Closing Date as to the amount of the Note that is requested to be prepaid pursuant to Section 5 hereto, and that the Company, subject to the limitation set forth herein, shall be required to make such payment no later than 5 business days after the IPO Closing Date.

6.          Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)          Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within five days of the Company’s receipt of Investor’s written notice to the Company of such failure to pay; or

(b)          Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(c)          Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

7.          Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(b) or 4(c)) and at any time thereafter during the continuance of such Event of Default, Investor may by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 4(b) and 4(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Investor may exercise any other right power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

8.          Conversion.

(a)          Automatic Conversion for Private Financing. In the event the Company consummates, prior to the Initial Maturity Date an equity financing pursuant to which it sells shares of a series of Preferred Stock (the “Preferred Stock”) with an aggregate sales price of not less than $10,000,000, excluding any and all notes which are converted into preferred stock (including this Note), and with the principal purpose of raising capital (a “Qualified Equity Financing”), then the outstanding principal amount of and all accrued interest under this Note shall automatically convert into shares of the Preferred Stock on the same terms as the other investors that purchase the Preferred Stock in the Qualified Equity Financing but at a 20% discount on the price per share of the Preferred Stock in the Qualified Equity Financing. Upon such conversion of this Note, the Investor hereby agrees to execute and deliver to the Company all transaction documents related to the Qualified Equity Financing, including a purchase agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including a 180-day lock-up agreement in connection with an initial public offering), and having the same terms as those agreements entered into by the other purchasers of the Preferred Stock. The Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Qualified Equity Financing for cancellation; provided, however, that upon satisfaction of the conditions set forth in this Section 6(a), this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence

(b)          Conversion of Note following the IPO. On or following the IPO Closing Date, the Investor shall have the right to convert some or all of the outstanding principal and any accrued but unpaid interest hereunder into shares of Common Stock at a conversion price equal to 80% of the initial public offering price in the IPO (the “Discounted Conversion Price”). To exercise such conversion right, the Investor shall deliver notice of the conversion to Company and the amount to be converted, the proposed date of conversion (such notice, the “Conversion Notice”) along with the original Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note), provided that in the event the Investor elects to convert the Note on the IPO Closing Date, the Investor shall provide the Company with sufficient advance notice of such intent to convert as soon as practicable in order to allow the Company to complete any filing with the Securities and Exchange Commission in connection with the IPO.

(b)          Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 6, the Company shall be forever released from all its obligations and liabilities under this Note.

9.          Successors and Assigns. Subject to the restrictions on transfer described in Section 9 below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10.         Waiver and Amendment. Any provision of this Note may be amended, waived or modified in accordance with Section 6(b) of the Purchase Agreement.

11.         Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor.

12.         Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to the Investor at such other address or facsimile number as the Investor shall have furnished to the Company in writing, or at such address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

13.         Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

14.         Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

15.         Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

HOMEUNION HOLDINGS, INC.
a Delaware corporation

By:

Name:

Title:

ACKNOWLEDGED AND AGREED:

By:

Name:

Title:

EXHIBIT A-1

FORM OF AMENDED AND RESTATED NOTE

(See Attached)

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

HOMEUNION HOLDINGS, INC.

AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

$_________	______ , 2016
Irvine, California

FOR VALUE RECEIVED, HomeUnion Holdings, Inc., a Delaware corporation (the “Company”) promises to pay to _________(“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of ______ Dollars ($_______), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest, on the unpaid principal balance at a rate equal to (i) 3.00% per annum from the date of this Note until earlier of (A) the Initial Maturity Date (as defined below) and (B) the IPO Closing Date (as defined below), and (ii) 8% per annum immediately following the IPO Closing Date, to the extent any portion of this Note remains outstanding, pursuant to Section 3(a) below, computed on the basis of the actual number of days elapsed and a year of 365 days.

Subject to Section 3 below, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) the first year anniversary of the date hereof (the “Initial Maturity Date”), provided that in the event the Company completes an IPO, the Initial Maturity Date of any remaining amount of this Note following the IPO shall be extended automatically to a date on the fifth anniversary of the IPO Closing Date (the “Final Maturity Date”); and (ii) when, upon or after the occurrence of an Event of Default (as defined below); and such amounts are declared due and payable by Investor or made automatically due and payable in accordance with the terms hereof.

This Note is a part of a series of convertible promissory notes issued pursuant to that certain Note Purchase Agreement, dated February 9, 2016, as amended by Amendment No. 1 to the Note Purchase Agreement dated August [ ], 2016 (the “First Amendment”), by and among the Company and the investors set forth therein (as amended from time to time, including by the First Amendment, the “Purchase Agreement”) and is subject to the provisions of the Purchase Agreement. This Note is amended and restated as set forth herein in connection with the First Amendment in accordance with the terms of the Note as originally issued. For the avoidance of doubt, this Note replaces the original Note in its entirety, provided that for all purposes hereunder, including measurement of the Initial Maturity Date and calculation of accrued interest, this Note as amended and restated will be treated as though issued on the same date as the original Note.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.          Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)          “Common Stock” shall mean the Company’s common stock, par value $0.001 per share.

(b)          “Event of Default” has the meaning given in Section 4 hereof

(c)          “IPO” shall mean an initial public offering of shares of Common Stock pursuant to the Securities Act of 1933, as amended, including any offering pursuant to Regulation A promulgated thereunder if any.

(d)          “IPO Closing Date” shall mean the final closing date, if any, on which the Company completes an IPO.

(e)           “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(f)          “IPO Prepayment Threshold” shall mean $12,000,000.00.

2.          Payment prior to IPO. Prior to the IPO Closing Date, all outstanding principal and accrued interest on this Note shall be payable on the Initial Maturity Date.

3.          Payment Following the IPO. Immediately following the IPO Closing Date, the Company shall pay the remaining outstanding principal and unpaid accrued interest under this Note, if any, as follows:

(a) Prior to the first anniversary of the IPO Closing Date (the “First Repayment Period”), any unpaid accrued interest under this Note shall be payable in arrears on the first business day of each month for each monthly payment period, and that no principal amount under this Note shall be due and payable during the First Repayment Period, and

(b) Following the First Repayment Period, any outstanding principal and unpaid accrued interest under this Note shall be payable in arrears on the first business day of each month for each monthly payment period, and the allocation of principal and interest payment shall be set forth in an amortization schedule provided by the Company such that on the Final Maturity Date, all principal and accrued interest under this Note shall have been repaid in full.

4.          Payment upon Event of Default. Notwithstanding the foregoing, upon or after the occurrence of an Event of Default (as defined below), any and all amounts of unpaid principal, together with any accrued and unpaid interest thereon, may be declared immediately due and payable by Investor or made automatically due and payable in accordance with the terms hereof. All interest due hereunder shall accrue on the unpaid principal on the basis of twelve 30-day months and the actual number of days elapsed in any partial month. All payments of principal and interest on this Note shall be made in the lawful tender of the United States and shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal.

4.          Voluntary Prepayment. (a) Prior to the IPO Closing Date, the Company may not prepay this Note in whole or in part prior to the Initial Maturity Date without Investor's consent.

(b)          Following the IPO Closing Date, the Company may prepay this Note, at its sole discretion, in whole or in part, prior to the Final Maturity Date without penalty, provided that Company shall first give notice to Investor at least 30 days prior to the date of any proposed prepayment (the “Prepayment Date”). Such notice shall include the proposed Prepayment Date and the amount the Company proposes to prepaid.

5.          Optional Prepayment. Optional Prepayment  Notwithstanding anything contrary contained herein, in the event that the Company completes an IPO in which the total gross proceeds received by the Company (before underwriting discounts, commissions and fees) (the “Gross Proceeds”) is equal to or exceeds the IPO Prepayment Threshold, then the Investor shall have the right to require the Company to use a portion of net proceeds received in the IPO to prepay the outstanding principal amount and accrued interest of the Note, provided that the Company shall not be required to use more than 30% of the Gross Proceeds from the IPO to prepay the Note under this Section 5.  In the event that the Investor wishes to exercise such right, the Investor shall notify the Company immediately prior to the IPO Closing Date as to the amount of the Note that is requested to be prepaid pursuant to Section 5 hereto, and that the Company, subject to the limitation set forth herein, shall be required to make such payment no later than 5 business days after the IPO Closing Date.

6.          Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)          Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within five days of the Company’s receipt of Investor’s written notice to the Company of such failure to pay; or

(b)          Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(c)          Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

7.          Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(b) or 4(c)) and at any time thereafter during the continuance of such Event of Default, Investor may by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 4(b) and 4(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Investor may exercise any other right power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

8.          Conversion.

(a)          Automatic Conversion for Private Financing. In the event the Company consummates, prior to the Initial Maturity Date an equity financing pursuant to which it sells shares of a series of Preferred Stock (the “Preferred Stock”) with an aggregate sales price of not less than $10,000,000, excluding any and all notes which are converted into preferred stock (including this Note), and with the principal purpose of raising capital (a “Qualified Equity Financing”), then the outstanding principal amount of and all accrued interest under this Note shall automatically convert into shares of the Preferred Stock on the same terms as the other investors that purchase the Preferred Stock in the Qualified Equity Financing but at a 20% discount on the price per share of the Preferred Stock in the Qualified Equity Financing. Upon such conversion of this Note, the Investor hereby agrees to execute and deliver to the Company all transaction documents related to the Qualified Equity Financing, including a purchase agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including a 180-day lock-up agreement in connection with an initial public offering), and having the same terms as those agreements entered into by the other purchasers of the Preferred Stock. The Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Qualified Equity Financing for cancellation; provided, however, that upon satisfaction of the conditions set forth in this Section 6(a), this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence

(b)          Conversion of Note following the IPO. On or following the IPO Closing Date, the Investor shall have the right to convert some or all of the outstanding principal and any accrued but unpaid interest hereunder into shares of Common Stock at a conversion price equal to 80% of the initial public offering price in the IPO (the “Discounted Conversion Price”). To exercise such conversion right, the Investor shall deliver notice of the conversion to Company and the amount to be converted, the proposed date of conversion (such notice, the “Conversion Notice”) along with the original Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note), provided that in the event the Investor elects to convert the Note on the IPO Closing Date, the Investor shall provide the Company with sufficient advance notice of such intent to convert as soon as practicable in order to allow the Company to complete any filing with the Securities and Exchange Commission in connection with the IPO.

(b)          Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 6, the Company shall be forever released from all its obligations and liabilities under this Note.

9.          Successors and Assigns. Subject to the restrictions on transfer described in Section 9 below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10.         Waiver and Amendment. Any provision of this Note may be amended, waived or modified in accordance with Section 6(b) of the Purchase Agreement.

11.         Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor.

12.         Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to the Investor at such other address or facsimile number as the Investor shall have furnished to the Company in writing, or at such address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

13.         Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

14.         Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

15.         Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

HOMEUNION HOLDINGS, INC.
a Delaware corporation

By:

Name:

Title:

ACKNOWLEDGED AND AGREED:

By:

Name:

Title: